Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Reports
Second Quarter 2010 Results
•	Second Quarter Occupancy Improved 70 Basis Points from First Quarter 2010

•	Repurchased and Retired $70.8 Million of 7.375% Notes Due March 2011

•	Closed One Secured Financing Transaction for Total Proceeds of $27.1 Million

•	Raised $4.4 Million By Issuing 549,000 Shares at Average Price of $8.13 Per Share through ATM Program Implemented in May 2010

•	Completed Two Balance Sheet User Sales Totaling $9.3 Million in Gross Proceeds

•	Acquired $22.4 Million of Leased Assets, Deploying 1031 Exchange Proceeds
CHICAGO, August 2, 2010 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for second quarter 2010. Diluted net loss available to common stockholders per share (EPS) was $(0.29), compared to $(0.17) a year ago.
First Industrial’s second quarter FFO was $0.16 per share on a diluted basis, compared to $0.50 per share/unit last year.
FFO results for the second quarter 2010 included a $0.06 per share loss related to the retirement of debt, a $0.04 per share loss related to an income tax provision, and a $0.02 per share loss from the mark to market related to a hedge of the coupon rate of the Company’s Series F preferred stock. Second quarter results also reflect a one-time charge of $0.01 per share related to the headcount reduction related to anticipated changes to the Company’s joint ventures.
“A number of U.S. markets saw positive net absorption during the second quarter and we believe market occupancies and rents are near their troughs, with virtually no new supply coming online in 2010,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our focus on leasing and occupancy was reflected in our second quarter results, as our occupancy increased 70 basis points, driven by activity across our portfolio. Pricing remains competitive, however, as evidenced by the rental rate changes on new and renewing leases.”
Portfolio Performance for On Balance Sheet Properties — Second Quarter 2010
•	In-service occupancy was 82.1% at the end of the quarter, compared to 81.4% at the end of the first quarter 2010
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•	Retained tenants in 58.6% of square footage up for renewal

•	Excluding lease termination fees, cash basis same store net operating income (SS NOI) declined 1.5%, a 540 basis point improvement from the prior quarter due primarily to higher occupancy and lower bad debt expense; including lease termination fees, SS NOI declined 1.7%

•	Rental rates decreased 15.9% on a cash basis; leasing costs were $2.51 per square foot
Capital Markets Activities and Financial Position (Balance Sheet Information)
In the second quarter, the Company:
•	As previously announced, retired and repurchased $70.8 million of its 7.375% Notes due March 2011 for an aggregate redemption price of $75.6 million. The redemption price reflected the make-whole premium in accordance with the terms of the indenture governing the notes, and included the principal amount at maturity of the notes outstanding plus accrued and unpaid interest up to, but not including, the redemption date of April 26, 2010.

•	Completed the sale of two industrial assets on balance sheet totaling approximately 0.3 million square feet of gross leaseable area (GLA) for total aggregate gross proceeds of approximately $9.3 million.

•	Closed one secured financing transaction generating gross borrowing proceeds of approximately $27.1 million with an interest rate of 6.5% and maturity of 10 years. This transaction was secured by eleven properties totaling approximately 0.5 million square feet of GLA.

•	Completed the issuance of 549,000 shares of the Company’s common stock at an average price of $8.13 per share, generating approximately $4.4 million in net proceeds, through the Company’s “at-the-market” equity offering program established in May 2010.
“We demonstrated access to a range of capital sources during the quarter, as we executed on our operating and capital management plan,” said Scott Musil, acting chief financial officer. “With our 7.5 year weighted average maturity and just $16 million in debt maturity and principal payments due for the remainder of 2010, we continue to match our capital markets activities with our needs and overall deleveraging targets.”
Acquisitions Using 1031 Proceeds
During the quarter, First Industrial completed three acquisitions totaling $22.4 million at a weighted average expected cap rate of 7.7% using proceeds from a 1031 exchange, comprised of:
•	a 285,000 square-foot state-of-the-art, LEED Silver certified distribution center, long-term net leased, in the Minneapolis market for $14.6 million

•	a 158,000 square-foot port-related building in Seattle for $5.9 million, the cost of which excludes land which was acquired in a 2008 transaction

•	a 48,000 square-foot facility in Houston for $1.9 million
Common Stock Dividend Policy
First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. The Company may not pay common stock dividends in 2010, depending on its taxable income. If required to pay common stock dividends in 2010, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.
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Financial Covenants
As previously disclosed, the Company continues to operate with little cushion in certain of its financial covenants under its line of credit agreement and unsecured debt indentures. The Company’s ability to continue to meet its financial covenants is dependent on various factors, including, in part, its ability to continue to sell sufficient assets on favorable terms. If the Company is not required to pay preferred stock dividends to maintain its REIT status, it may elect to suspend some or all preferred stock dividends for one or more fiscal quarters, which would aid compliance with the fixed charge covenant under its line of credit agreement.
Joint Venture Update
First Industrial and its joint venture partner for its 2005 Development and Repositioning JV, 2005 Core JV, 2006 Land and Development JV, and 2007 Canada JV continue to be in active negotiations regarding the conclusion of each of these joint ventures.
At the conclusion of these ventures, First Industrial will transfer its interests in these ventures to the partner for a lump sum cash payment of approximately $5 million which it anticipates receiving in the third quarter. First Industrial will no longer serve as asset manager for these ventures upon conclusion of these agreements.
First Industrial is also eligible for future financial consideration following the conclusion of the joint ventures related to certain asset sales, lease agreements, and tenant improvement projects.
Outlook
Mr. Duncan stated, “While economic forecasts for GDP growth in 2010 have been tempered compared to earlier in the year, potential customers continue to contemplate new or expanded space needs across our markets. We believe that market rental rates and occupancies are at or near bottoms, but pricing remains competitive given the level of availabilities in most markets. Driving cash flow growth through improving portfolio occupancy remains our focus. We expect third quarter occupancy to be comparable to our second quarter level and anticipate improvement in the fourth quarter based on our current new and renewal lease negotiations.”

	Low End of	High End of
	Guidance for 2010	Guidance for 2010
	(Per share/unit)	(Per share/unit)
Net Income (Loss) Available to Common Stockholders	(1.03)	(0.93)
Add: Real Estate Depreciation/Amortization	2.05	2.05
Gain from Sale of Depreciated Properties YTD 2010	(0.12)	(0.12)

FFO (NAREIT Definition)	$0.90	$1.00

FFO Excluding Impairment Charge, Gain/Loss on Retirement of Debt, NAREIT-Compliant Gains, and Gains from Anticipated Buyout of FR’s Equity from Certain JVs	$0.96	$1.06

The following assumptions were used:
•	Average in-service occupancy for 2010 of 81.0% to 83.0%

•	SS NOI of -4% to -6% for the full year, an improvement of 1% at each end of the range
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•	JV FFO of $14 million to $15 million, a $7.5 million increase at the midpoint, reflecting the economics from the anticipated sale of our equity interest in certain joint ventures.

•	General and administrative expense of approximately $30 million to $32 million, a one million reduction at the midpoint

•	The Company may repurchase additional debt in 2010; however, the impact of any future repurchases is not reflected in the FFO and EPS guidance above

•	The Company plans to sell additional properties in 2010 depending upon market conditions, including previously depreciated assets, the impact of which is not included in our FFO and EPS guidance above

•	The Company anticipates issuing additional equity in 2010, depending on market conditions, the impact of which is not included in our FFO and EPS guidance above

•	The Company expects to complete secured financing transactions totaling approximately $50 million in the third quarter, with a weighted average interest rate of in the low-to-mid five percent range the impact of which is included in our FFO and EPS guidance above
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
FFO Definition
First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We have a track record of industry leading customer service, and in total, we own, manage and have under development 87 million square feet of industrial space on balance sheet. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
Forward-Looking Information
This press release and the conference call to which it refers contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our
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operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2009. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 9:00 a.m. CDT, 10:00 a.m. EDT, on Tuesday, August 3, 2010. The conference call may be accessed by dialing (888) 823-7459 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.
The Company’s second quarter 2010 supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Statement of Operations and Other Data:
Total Revenues (b)	$87,521	$106,548	$177,123	$217,465

Property Expenses	(28,974)	(30,362)	(61,517)	(63,274)
General & Administrative Expense	(7,375)	(11,641)	(16,292)	(21,750)
Restructuring Costs	(947)	(72)	(1,211)	(4,816)
Impairment of Real Estate	—	—	(9,155)	—
Depreciation of Corporate F,F&E	(521)	(546)	(1,027)	(1,143)
Depreciation and Amortization of Real Estate	(35,116)	(35,662)	(68,908)	(73,219)
Construction Expenses (b)	—	(17,789)	(209)	(35,672)

Total Expenses	(72,933)	(96,072)	(158,319)	(199,874)

Interest Income	1,008	721	2,083	1,282
Interest Expense	(25,637)	(29,391)	(53,332)	(57,489)
Amortization of Deferred Financing Costs	(793)	(754)	(1,614)	(1,462)
(Loss) Gain from Early Retirement of Debt	(4,320)	3,986	(3,965)	3,986
Mark-to-Market (Loss) Gain on Interest Rate Protection Agreements	(1,324)	2,301	(1,458)	3,416
Foreign Currency Exchange Loss, Net	(190)	—	(190)	—

Loss from Continuing Operations Before Equity in Income of Joint Ventures and Income Tax (Provision) Benefit	(16,668)	(12,661)	(39,672)	(32,676)

Equity in Income of Joint Ventures (c)	582	1,551	123	1,580
Income Tax (Provision) Benefit	(2,511)	2,635	(2,636)	4,471

Loss from Continuing Operations	(18,597)	(8,475)	(42,185)	(26,625)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $3,610 and $3,907 for the Three Months Ended June 30, 2010 and June 30, 2009, respectively, and $7,619 and $8,320 for the Six Months Ended June 30, 2010 and June 30, 2009, respectively) (d)	3,488	4,736	7,574	9,843
(Provision) Benefit for Income Taxes Allocable to Discontinued Operations (Including $0 and $34 Allocable to Gain on Sale of Real Estate for the Three Months Ended June 30, 2010 and June 30, 2009, respectively, and $0 and $128 for the Six Months Ended June 30, 2010 and June 30, 2009, respectively) (d)	—	(72)	—	14

Loss Before Gain on Sale of Real Estate	(15,109)	(3,811)	(34,611)	(16,768)

Gain on Sale of Real Estate	—	—	1,072	460
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—	(380)	(29)

Net Loss	(15,109)	(3,811)	(33,919)	(16,337)

Net Loss Attributable to the Noncontrolling Interest	1,561	925	3,457	2,907

Net Loss Attributable to First Industrial Realty Trust, Inc.	(13,548)	(2,886)	(30,462)	(13,430)

Preferred Dividends	(4,979)	(4,824)	(9,939)	(9,681)

Net Loss Available to First Industrial Realty Trust, Inc.’s
Common Stockholders and Participating Securities	$(18,527)	$(7,710)	$(40,401)	$(23,111)

RECONCILIATION OF LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (e) AND FAD (e)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(18,527)	$(7,710)	$(40,401)	$(23,111)

Depreciation and Amortization of Real Estate	35,116	35,662	68,908	73,219
Depreciation and Amortization of Real Estate Included in Discontinued Operations	113	837	311	2,178
Noncontrolling Interest	(1,561)	(925)	(3,457)	(2,907)
Depreciation and Amortization of Real Estate — Joint Ventures (c)	(46)	1,124	966	2,946
Accumulated Depreciation/Amortization on Real Estate Sold	(2,963)	(2,303)	(3,899)	(5,442)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	(19)	—	(115)	—
Non-NAREIT Compliant Economic Gains	(647)	(1,626)	(3,719)	(2,899)
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(232)	(14)	(97)	(33)

Funds From Operations (NAREIT) (“FFO”) (e)	$11,234	$25,045	$18,497	$43,951

Loss (Gain) from Early Retirement of Debt	4,320	(3,986)	3,965	(3,986)
Restricted Stock Amortization	1,778	2,625	3,277	8,047
Amortization of Deferred Financing Costs	793	754	1,614	1,462
Depreciation of Corporate F,F&E	521	546	1,027	1,143
Non-NAREIT Compliant Economic Gains	647	1,626	3,719	2,899
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	232	14	97	33
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	1,324	(2,301)	1,458	(3,416)
Impairment of Real Estate	—	—	9,155	—
Non-Incremental Capital Expenditures	(7,060)	(9,127)	(15,933)	(13,713)
Straight-Line Rent	(1,745)	(1,655)	(4,476)	(3,537)

Funds Available for Distribution (“FAD”) (e)	$12,044	$13,541	$22,400	$32,883

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (e) AND NOI (e)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(18,527)	$(7,710)	$(40,401)	$(23,111)
Interest Expense	25,637	29,391	53,332	57,489
Restructuring Costs	947	72	1,211	4,816
Impairment of Real Estate	—	—	9,155	—
Depreciation and Amortization of Real Estate	35,116	35,662	68,908	73,219
Depreciation and Amortization of Real Estate
Included in Discontinued Operations	113	837	311	2,178
Preferred Dividends	4,979	4,824	9,939	9,681
Provision (Benefit) for Income Taxes	2,511	(2,563)	3,016	(4,456)
Noncontrolling Interest	(1,561)	(925)	(3,457)	(2,907)
Loss (Gain) from Early Retirement of Debt	4,320	(3,986)	3,965	(3,986)
Amortization of Deferred Financing Costs	793	754	1,614	1,462
Depreciation of Corporate F,F&E	521	546	1,027	1,143
Depreciation and Amortization of Real Estate — Joint Ventures (c)	(46)	1,124	966	2,946
Accumulated Depreciation/Amortization on Real Estate Sold	(2,963)	(2,303)	(3,899)	(5,442)
Accumulated Depreciation/Amortization on Real Estate
Sold — Joint Ventures (c)	(19)	—	(115)	—

EBITDA (e)	$51,821	$55,723	$105,572	$113,032

General and Administrative Expense	7,375	11,641	16,292	21,750
Foreign Currency Exchange Loss, Net	190	—	190	—
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	1,324	(2,301)	1,458	(3,416)
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(232)	(14)	(97)	(33)
Non-NAREIT Compliant Economic Gains	(647)	(1,626)	(3,719)	(2,899)
NAREIT Compliant Economic Loss (Gains) (e)	—	22	(1,073)	(439)
FFO of Joint Ventures (e)	(2,259)	(5,503)	(4,918)	(10,053)

Net Operating Income (“NOI”) (e)	$57,572	$57,942	$113,705	$117,942

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC (LOSS) GAINS (e)

Gain on Sale of Real Estate	—	—	1,072	460
Gain on Sale of Real Estate included in Discontinued Operations	3,610	3,907	7,619	8,320
Non-NAREIT Compliant Economic Gains	(647)	(1,626)	(3,719)	(2,899)
Accumulated Depreciation/Amortization on Real Estate Sold	(2,963)	(2,303)	(3,899)	(5,442)

NAREIT Compliant Economic (Loss) Gains (e)	$—	$(22)	$1,073	$439

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (f)	68,214	49,975	67,704	49,947
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (f)	62,838	44,439	62,320	44,294

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$11,234	$25,045	$18,497	$43,951
- Basic/Diluted (a) (f)	$0.16	$0.50	$0.27	$0.88

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$(18,597)	$(8,475)	$(41,493)	$(26,194)
Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	1,833	1,438	4,054	4,013
Preferred Dividends	(4,979)	(4,824)	(9,939)	(9,681)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(21,743)	$(11,861)	$(47,378)	$(31,862)
- Basic/Diluted (a) (f)	$(0.35)	$(0.27)	$(0.76)	$(0.72)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(18,527)	$(7,710)	$(40,401)	$(23,111)
- Basic/Diluted (a) (f)	$(0.29)	$(0.17)	$(0.65)	$(0.52)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,317,278	$3,365,211
Real Estate and Other Held For Sale, Net	4,667	26,559
Total Assets	3,029,501	3,198,798
Debt	1,861,409	2,087,877
Total Liabilities	1,985,017	2,227,350
Total Equity	$1,044,484	$971,448

a) On January 1, 2009, the Company adopted new issued accounting guidance which requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and six months ended June 30, 2010 and June 30, 2009, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.
b) Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of development manager for certain third party development projects.
c) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate, accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests and Non-NAREIT Compliant Economic Gains (Loss).
d) Accounting for discontinued operations issued by the FASB requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. It also requires that prior periods be restated.
e) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate minus accumulated depreciation and amortization on real estate sold less non-NAREIT Compliant Economic Gains (Loss).
NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.
EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus Joint Venture impairment, plus NAREIT and Non-NAREIT Compliant Economic Gains (Loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, plus or minus foreign currency exchange loss or gain, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.
FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.
FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.
In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2010, include all properties owned prior to January 1, 2009 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2009 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended June 30, 2010 and June 30, 2009, NOI was $57,572 and $57,942, respectively; NOI of properties not in the Same Store Pool was $734 and $123, respectively; the impact of straight-line rent and the amortization of above/below market rent was $2,343 and $2,096, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
f) Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.